Exhibit 99.1

Cheniere Energy, Inc. and Cheniere Energy Partners LP Holdings, LLC Announce Definitive Merger Agreement

Houston, Texas – June 19, 2018 – Cheniere Energy, Inc. (“Cheniere”) (NYSE American: LNG) and Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) (NYSE American: CQH) announced today that they have reached a definitive agreement under which Cheniere will acquire all of the publicly-held shares of Cheniere Partners Holdings not already owned by Cheniere in a stock for share transaction pursuant to which Cheniere Partners Holdings’ shareholders will receive a fixed exchange ratio of 0.4750 Cheniere shares for each outstanding publicly-held share of Cheniere Partners Holdings. The transaction is valued at $30.93 per common share of Cheniere Partners Holdings based on the closing price of Cheniere’s shares as of June 18, 2018. The transaction is expected to qualify as a tax-free reorganization for Cheniere Partners Holdings’ shareholders.

The conflicts committee of the board of directors of Cheniere Partners Holdings negotiated the transaction on behalf of Cheniere Partners Holdings and its public shareholders. The transaction was unanimously approved by the boards of directors of both Cheniere Partners Holdings and Cheniere.

The transaction is expected to close by the end of third quarter 2018, subject to customary closing conditions. Upon consummation of the transaction, Cheniere Partners Holdings will merge with a wholly owned subsidiary of Cheniere.

J.P. Morgan Securities LLC and Sullivan & Cromwell LLP acted as financial and legal advisors to Cheniere. Jefferies LLC and Richards, Layton & Finger, P.A. acted as financial and legal advisors to the conflicts committee of Cheniere Partners Holdings.

About Cheniere

Cheniere Energy, Inc., a Houston-based energy company primarily engaged in LNG-related businesses, owns and operates the Sabine Pass LNG terminal in Louisiana. Directly and through its subsidiary, Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP), Cheniere is developing, constructing, and operating liquefaction projects near Corpus Christi, Texas and at the Sabine Pass LNG terminal, respectively. Cheniere is also exploring a limited number of opportunities directly related to its existing LNG business.

About Cheniere Partners Holdings

Cheniere Partners Holdings owns an approximately 48.6% limited partner interest in Cheniere Partners as of March 31, 2018. Cheniere Partners Holdings’ only business consists of owning Cheniere Partners units and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners is constructing and operating natural gas liquefaction facilities at the Sabine Pass LNG terminal. Cheniere Partners plans to construct up to six natural gas liquefaction trains (“Trains”), which are in various stages of development, construction, and operations. Trains 1 through 4 are operational, Train 5 is under construction, and Train 6 is being commercialized and has all necessary regulatory approvals in place. Each liquefaction Train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 4.5 mtpa of LNG and an adjusted nominal production capacity of approximately 4.3 to 4.6 mtpa of LNG. Cheniere Partners also owns and operates regasification facilities at the Sabine Pass LNG terminal and the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with a number of large interstate pipelines.

For additional information, please refer to the Cheniere website at www.cheniere.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements using words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology generally involve forward-looking statements. The forward-looking statements contained herein (including statements regarding the proposed transaction and its effects, benefits and costs, savings, opinions, forecasts, projections, expected timetable for completion, expected distribution, the satisfaction of the closing conditions to the proposed transaction and any other statements regarding Cheniere Partners Holdings’ and Cheniere’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not statements of historical fact) are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe that such estimates are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control. In addition, assumptions may prove to be inaccurate. We caution that the forward-looking statements contained herein are not guarantees of future performance and that such statements may not be realized or the forward-looking statements or events may not occur. Actual results may differ materially from those anticipated or implied in forward-looking statements as a result of numerous factors, including, but not limited to, the risk that the proposed merger does not occur; negative effects from the pendency of the proposed merger; the ability to realize expected cost savings and benefits; the timing to consummate the proposed transaction; the impact of regulatory changes; and other factors affecting future results disclosed in Cheniere’s and Cheniere Partners Holdings’ respective filings with the SEC (available at the SEC’s website at www.sec.gov), including but not limited to those discussed under Item 1A, “Risk Factors”, in Cheniere’s Annual Report on Form 10-K for the year ended December 31, 2017 and Cheniere Partners Holdings’ Annual Report on Form 10-K for the year ended December 31, 2017. These forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to update or revise any forward-looking statement or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any consent or approval. The proposed merger between Cheniere and Cheniere Partners Holdings will be submitted to the shareholders of Cheniere Partners Holdings for their consideration. Cheniere will file with the SEC the Registration Statement that will include a consent statement of Cheniere Partners Holdings that also constitutes a prospectus of Cheniere. Cheniere and Cheniere Partners Holdings also plan to file other documents with the SEC regarding the proposed merger. INVESTORS AND SECURITY HOLDERS OF CHENIERE AND CHENIERE PARTNERS HOLDINGS ARE URGED TO READ THE CONSENT STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and shareholders will be able to obtain free copies of the consent statement/prospectus and other documents containing important information about Cheniere and Cheniere Partners Holdings once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

Cheniere, Cheniere Partners Holdings and certain of their respective directors and executive officers may be deemed participants in the solicitation of consent from the shareholders of Cheniere Partners Holdings in connection with the merger. Information about the directors and executive officers of Cheniere is set forth in its definitive proxy statement filed with the SEC on April 13, 2018. Information about the directors and executive officers of Cheniere Partners Holdings is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 21, 2018. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the consent statement/prospectus and other relevant materials to be filed with the SEC when they become available.

CONTACTS

Investors

Randy Bhatia	713-375-5479
Megan Light	713-375-5492

Media Relations

Eben Burnham-Snyder	713-375-5764